Exhibit 5.6

SLR Consulting (Canada) Ltd. 55 University Ave., Suite 501, Toronto, ON M5J 2H7

September 15, 2025

Consent of Marie-Christine Gosselin

The undersigned hereby consents to the use of their report entitled “NI 43-101 Technical Report, Camino Rojo Project, Zacatecas State, Mexico”, with an effective date of March 31, 2025 and signature date of July 17, 2025, and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of Orla Mining Ltd,

(Signed) Marie-Christine Gosselin

Marie-Christine Gosselin, P.Geo. Senior Resource Geologist